Exhibit 99.1

Devine Entertainment Announces Listing on the Frankfurt Stock Exchange

Company Seeks to Boost Investment by European Financial Community Through Exposure on World's Third-Largest Exchange

TORONTO--(BUSINESS WIRE)--Devine Entertainment Corporation (OTCBB:DVNNF), seeking to capitalize on the burgeoning global demand for high quality film and television content, has announced that it has successfully become listed for trading on the Frankfurt Stock Exchange, the largest exchange in Europe and the third-largest worldwide. Devine trades on the Frankfurt Exchange under the ticker symbol 3TD.

The Frankfurt listing is consistent with Devine's strategy to build continued shareholder value by better enabling investment in the Company by the European community. Devine Entertainment, a producer and distributor of television and film content, conducts significant amounts of business throughout Europe.

The Frankfurt Stock Exchange (FWB) is the world's third-largest trading market, exceeded in activity by only the New York Stock Exchange and Nasdaq. It is the largest of Germany's eight exchanges, accounting for approximately 85 percent of the country's securities trading.

"We look forward to broadening our exposure within the important community of investors active on the Frankfurt exchange," said David Devine, President and Chief Executive Officer of Devine Entertainment. "As an entertainment company whose business and distribution has always been internationally oriented, we believe that listing on one of Europe's leading exchanges will enable us to better build value for our shareholders and continue to execute our high-growth strategy."

Investors can access Devine's listing on the Frankfurt exchange by visiting http://boerse-frankfurt.com and typing in the ticker symbol 3TD, or through other financial information portals. The Company's WKN number is 903297 and its ISIN code is CA2519051056.

Revenue and Earnings Forecast

Devine recently announced revenue and earnings guidance for the first three quarters of calendar year 2007, projecting significant revenue growth of CAN $5.5 million, representing a 1600% increase over the $363,529 for the comparable period in 2006. The Company also projected earnings in excess of $1 million for the first three quarters of 2007, a significant increase over the $529,614 loss reported for the same period in 2006.


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About Devine Entertainment

Devine Entertainment Corporation develops, creates, and produces award-winning television programming and feature films for worldwide distribution across multiple TV broadcast networks, cable and satellite networks, DVD and Internet markets. Specializing in cultural and educational programming as well as prime-time drama and comedy entertainment programming, the Company's titles have garnered more than 120 international film and television industry awards, including five Emmy and five Gemini Awards. The Company partners with leading international distributors, broadcasters and co-producers, such as Sony BMG, Rogers Media and The Carrere Group of France, to produce and distribute its award-winning film and television titles.

Among Devine's critically acclaimed productions are its cultural and educational film series on history's landmark Composers, Inventors and Artists, which have been broadcast in more than 50 countries. The Company continues to expand its proprietary library of high-quality film and television content. Among its general-audience primetime programming is the acclaimed one-hour mystery series, "Across the River to Motor City," delivered to broadcasters worldwide in 2007. Headquartered in Toronto, the Company's common shares trade on the NASD OTCBB market in the U.S. under the symbol DVNNF, and on the Frankfurt Stock Exchange under the ticker 3TD. The Company's corporate website is www.devine-ent.com.

Devine Investor Resources

      o     Investor-specific information and resources

      o     View current stock quotes and news.

      o     View or download a free Investor Fact Sheet about Devine.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the future performance of Devine Entertainment Corporation. Forward-looking statements, specifically those concerning future performance and the achievement of operating profitability are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include the market acceptance of the Company's products and services; competition within the film and entertainment industry and the introduction of new entrants and/or products in the Company's markets; adverse changes in governmental regulations and policies affecting the film and entertainment industry; product development risks and risks of technological change; the risk of unanticipated expenses; and other risks and uncertainties all as described in the disclosure documents filed with securities regulatory authorities in accordance with applicable securities laws. Readers are cautioned that the foregoing list of factors is not exhaustive. Although the Company believes that the expectations conveyed by the forward-looking statements are reasonable based on information available to it on the date such forward-looking statements are made, no assurances can be given as to future results, levels of activity and achievements. All subsequent forward-looking statements, whether written or oral, attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The Company assumes no obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

Contact:

Devine Entertainment Corporation
Arnold Tenney, Richard Mozer
416-364-2282, Toll-free: 877-338-4633
atenney@devine-ent.com
or
Trilogy Capital Partners
Financial Communications:
Ryon Harms, Toll-free: 800-592-6067
ryon@trilogy-capital.com